                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                              BEST SOFTWARE, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED JANUARY 14, 2000
                                       TO

                            BOBCAT ACQUISITION CORP.
                                       A
                           WHOLLY OWNED SUBSIDIARY OF

                               THE SAGE GROUP PLC

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, no par value (the "Common Stock"), of Best Software, Inc., a Virginia corporation (the "Company"), are not immediately available or time will not permit all required documents to reach BankBoston, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                                BANKBOSTON, N.A.

                                                                     By Overnight, Certified or
      By First Class Mail:                   By Hand:                      Express Mail:
        BANKBOSTON, N.A.              SECURITIES TRANSFER &               BANKBOSTON, N.A.
    ATTN: CORPORATE ACTIONS          REPORTING SERVICES, INC.         ATTN: CORPORATE ACTIONS
         P.O. BOX 8029              C/O BOSTON EQUISERVE L.P.            150 ROYALL STREET
     BOSTON, MA 02266-8029         100 WILLIAM STREET, GALLERIA           CANTON, MA 02021
                                        NEW YORK, NY 10038

                           By Facsimile Transmission:
                        (For Eligible Institutions only)
                              (781) 575-2233/2232

                         Confirm Receipt by Telephone:
                                 (781) 575-3128

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Bobcat Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of The Sage Group plc, a company organized under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 14, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Series and Certificate Nos. of Shares (if available):

Common Stock, no par value          Name(s) of Record Holder(s)

Certificate Nos.
  ------------------------          ---------------------------------------------------

------------------------
                                    ---------------------------------------------------
                                                   PLEASE TYPE OR PRINT

------------------------

Number of Shares
Tendered
-------------------------------     Address(s):
                                    -------------------------------------------------

If Share(s) will be delivered by
book-entry transfer, check this
box [ ]                             ---------------------------------------------------
                                                                               ZIP CODE

Account number:
  ----------------------            Area Code and Tel. No.:
                                    -----------------------------------

                                    Signature(s):
                                    ------------------------------------------------

                                    Dated:
                                    ---------------------------------------------------

                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (CITY, STATE, ZIP CODE)

Area Code and Telephone Number:
                               -------------------------------------------------

Dated:                          , 2000
      -------------------------

             DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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